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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  LIPOMED, INC.

         Pursuant to Section 102 of the General Corporation Law of Delaware, the undersigned does hereby submit this Certificate of Incorporation for the purposes of forming a business corporation.

         1. The name of the corporation shall be LIPOMED, INC. (the "Corporation").

         2. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805 and the name of the registered agent is Corporation Service Company.

         3. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is Eight Million Five Hundred Thousand (8,500,000) shares, of which Six Million Five Hundred Thousand (6,500,000) shares shall be Common Stock, $0.001 par value per share (the "Common Stock"), and Two Million (2,000,000) shares shall be Preferred Stock, $0.001 par value per share (the "Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

                  A.  COMMON STOCK.
                      ------------

                  1.    General.  The voting,  dividend and liquidation rights
                        -------
         of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                  2.    Voting.  The holders of the Common  Stock are  entitled
                        ------
         to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

                  3.    Dividends.  Dividends may be declared and paid on the
                        ---------
         Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.


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                 4.    Liquidation.  Upon the  dissolution or liquidation of the
                       -----------
         Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

                 B.  PREFERRED STOCK.
                     ---------------

                 Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                 Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by Delaware law and this Certificate of Incorporation, and subject to any requirements of this Certificate of Incorporation, to fix or alter the number of shares comprising any such series and the designation thereof. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

                 The Preferred Stock of the Corporation shall consist of (i) Three Hundred Thousand (300,000) shares of Series A Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), the powers, preferences, rights, privileges and restrictions, qualifications and limitations of which are set forth below, (ii) One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (166,667) shares of Series B Convertible Preferred Stock, $0.001 par value per share (the "Series B Preferred Stock"), the powers, preferences, rights, privileges and restrictions, qualifications and limitations of which are set forth below, (iii) One Million Two Hundred Seventy-Five Thousand (1,275,000) shares of Series C Convertible Preferred Stock, $0.001 par value per share (the "Series C Preferred Stock"), the powers, preferences, rights, privileges and restrictions, qualifications and limitations of which are set forth below, and (iv) Two Hundred Fifty-Eight Thousand Three Hundred Thirty-Three (258,333) shares of undesignated Preferred Stock, $0.001 par value per share.

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                  1. Dividends. The Corporation shall not declare or pay any
                     ---------
         dividends on shares of Common Stock until the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall have first received a cash dividend on each outstanding share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, is then convertible.

                  2. Liquidation, Dissolution or Winding Up.
                     --------------------------------------

                           (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock then outstanding, the holders of Series B Preferred Stock then outstanding and Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to (i) the consideration paid to the Corporation for each share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus (ii) all accrued and unpaid dividends on such shares, if any. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock the full amount to which they shall be entitled, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, the

         Series B Preferred Stock and the Series C Preferred Stock, any remaining assets available for distribution shall be distributed to the holders of Common Stock and no further distributions shall be made to the holders of Preferred Stock.

                           (c) For the purposes of this paragraph 2, any merger or consolidation of the Corporation into or with any other corporation or entity, or a sale, conveyance, mortgage, transfer, license, pledge, lease or other disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation, unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast at least a majority of the votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote.

                           (d) For purposes of this paragraph 2, if any assets distributed to stockholders upon liquidation of the Corporation consist of property other than cash, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation.

                  3.       Voting. Each holder of outstanding shares of Series A
                           ------
         Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  4.       Conversion.  The  holders of Series A  Preferred
                           ----------
         Stock, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock shall have conversion rights as follows:

                           (a) Right to Convert. Each share of Series A
                               ----------------
         Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable initial conversion price by the then effective applicable conversion price of such shares (collectively, the "Conversion Price").

                                    (i)     The initial conversion price for
         each share of Series A Preferred Stock of the Corporation representing conversion of the Series A Preferred Stock issued by LipoMed, Inc., a North Carolina corporation ("LipoMed-NC") issued effective December, 1997 through February, 1998 in exchange for cash consideration paid to LipoMed-NC shall be $3.00 per share;

                                    (ii)    The initial conversion price for
         each share of Series A Preferred Stock of the Corporation representing conversion of the Series A Preferred Stock of LipoMed-NC issued upon the conversion of and satisfaction of certain convertible promissory notes issued by LipoMed-NC as of June 30, 1997, August 20, 1997 and September 26, 1997 shall be $2.25 per share;

                                    (iii)   The initial conversion price for
         each share of Series B Preferred Stock of the Corporation shall be $3.00 per share; and

                                    (iv)    The initial conversion price for
         each share of Series C Preferred Stock of the Corporation shall be $4.00 per share.

         Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                           (b)      Mechanics of Conversion. Before any holder
                                    -----------------------
         of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be entitled to convert the same into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the Corporation or any transfer agent of the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert the same, such notice to state the name or names and addresses to which certificates for Common Stock will be issued. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, or to a third party such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and, a check payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Common Stock plus unpaid dividends, and if less than all the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, represented by such certificates are converted, a certificate representing the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, to be converted, and the person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder surrendering shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock or other property issuable upon such conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall not be deemed to have converted such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, until immediately prior to the closing of such sale of securities. Notice of such conversion in connection with an underwritten offering of securities shall be given by the Corporation by mail, postage pre-paid, to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Stock, as the case may be, at their addresses shown in the records of the Corporation, at least ten (10) days prior to the closing date of the sale of such securities. On or after the closing date as specified in such notice, each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall surrender such holder's certificate or certificates representing such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, for the number of shares of Common Stock to which such holder is entitled at the office of the Corporation or any transfer agent for the Common Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock and any declared but unpaid dividends. The conversion shall be deemed to have occurred as of the close of business on the actual closing date with respect to the sale of such securities, and, notwithstanding that any certificate representing shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, to be converted shall not have been surrendered, each holder of such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall thereafter be treated for all purposes as the record holder of the number of shares of Common Stock issuable to such holder upon such conversion.

                           (c)    Adjustments to Conversion Price.
                                  -------------------------------

                                  (i)    Adjustments for Subdivisions, Common
                                         ------------------------------------
         Stock Dividends,  Combinations or Consolidations of Common Stock. In
         ----------------------------------------------------------------
         the event the outstanding

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         Common Stock shall be subdivided or increased, by stock split or stock dividend, into a greater number of Common Stock, the Conversion Price then in effect shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the outstanding Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (ii)    Adjustments for Reclassification, Exchange
                                   ------------------------------------------
         and Substitution. If the Common Stock issuable upon conversion of
         ----------------
         shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, immediately before the change.

                           (iii)   Adjustments for Merger, Sale, Lease or
                                   --------------------------------------
         Conveyance. In the event of any consolidation with or merger of the
         ----------
         Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be.

                           (d)     Mandatory  Conversion.  Each share of Series
                                   ---------------------
         A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted

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         into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the consideration paid to the Corporation for each share by the Conversion Price (as defined above) in effect at the time of conversion upon the occurrence of the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation to the public.

                  All holders of record of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be given at least twenty (20) days' prior written notice of the date fixed and place designated for mandatory conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the event which resulted in the mandatory conversion of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into Common Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at such holder's address as shown in the records of the Corporation. On or before the date so fixed for conversion, each holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall surrender such holder's certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into Common Stock set forth elsewhere in this Certificate of Incorporation shall apply to the mandatory conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

                           (e) Certificate as to Adjustments. Upon the
                               -----------------------------
         occurrence of each adjustment or readjustment of the Conversion Price pursuant to this section, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and
         (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be.

                           (f)      Notices of Record Date.  In the event that
                                    ----------------------
         the Corporation shall propose at any time:

                                    (i)     to declare any dividend or
         distribution (other than by purchase of shares of Common Stock by employees, officers and directors pursuant to the termination of such persons or pursuant to the Corporation's exercise of rights of first refusal with respect to shares of Common Stock held by such persons) upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                                    (ii)    to effect any reclassification or
         recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                                    (iii)   to merge or consolidate  with or
         into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

                  then, in connection with each such event, the Corporation shall send to each of the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be:

                                            (1)   at least twenty (20) days'
         prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                                            (2)   in the case of the matters
         referred to in (ii) and (iii) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  Each such written notice shall be given by first class mail, postage prepaid, addressed to each of the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, at the address for each such holder as shown in the records of the Corporation.

                           (g)      No Impairment. The Corporation will not, by
                                    -------------
         amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action (other than actions taken in good faith), avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in carrying out all the provisions of this Section 4 and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of

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

         the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock against impairment.

                           (h) Reservation of Common Stock. The Corporation
                               ---------------------------
         shall, at all times when shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, or which would cause the effective purchase price for shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, to be less than the par value of the shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price or effective purchase price, as the case may be.

                           (i) No Adjustment. Upon any voluntary conversion of
                               -------------
         shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, no adjustment to the conversion rights shall be made for declared but unpaid dividends on shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, surrendered for conversion or on the Common Stock delivered.

                           (j) Cancellation of Preferred Stock. All shares of
                               -------------------------------
         Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any declared but unpaid dividends thereon. Any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, accordingly.

                  5.       Preemptive  Rights.  Holders of the Series A
                           ------------------
         Preferred Stock, of the Series B Preferred Stock and of the Series C Preferred Stock shall not be entitled on account of holding such shares to preemptive rights or other rights to acquire or subscribe for additional shares or securities of the corporation authorized to be issued.

         5. The name and mailing address of the incorporator is Holly A. Coldiron, 3110 Edwards Mill Road, Suite 100, Raleigh, North Carolina 27612.

         6. The number of Directors of the Corporation may be fixed by the Bylaws.
         7. The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

         8. Elections of directors may be, but shall not be required to be, by written ballot.

         9. No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or any successor provision, (iv) for any transaction from which such director derived an improper personal benefit, or
(v) acts or omissions occurring prior to the date of the effectiveness of this provision.

         Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of Delaware is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

         This provision shall not affect any provision permitted under the General Corporation Law of Delaware in the certificate of incorporation, Bylaws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this the 15/th/ day of June, 2000.

                                            /s/  Holly A. Coldiron      [SEAL]
                                            ----------------------
                                            Holly A. Coldiron, Incorporator

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                                  LIPOMED, INC.

          LIPOMED, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1.   The name of the Corporation is LIPOMED, INC.

     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of Article 4 in its entirety and substituting the following in lieu thereof:

               "4. The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares, of which Twenty Million (20,000,000) shares shall be Common Stock, $0.001 par value per share (the "Common Stock"), and Ten Million (10,000,000) shares shall be Preferred Stock, $0.001 par value per share (the "Preferred Stock").".

     3. The foregoing amendment as certified herein has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          Executed this the 22/nd/ day of August, 2000.

                                                LIPOMED, INC.


                                                By: /s/ Fred D. Hutchison
                                                    --------------------------
                                                    Fred D. Hutchison
                                                    Assistant Secretary

                  CERTIFICATE OF DESIGNATION OF PREFERRED STOCK
                                       OF
                                  LIPOMED, INC.

     Pursuant to Section 151 of the Delaware Corporation Law, LipoMed, Inc., a Delaware corporation (the "Corporation"), does hereby submit this Certificate of Designation of Preferred Stock for the purpose of setting forth the powers, preferences, limitations and rights of the Series D Convertible Preferred Stock of the Corporation, as determined by the Board of Directors of the Corporation pursuant to the authority vested in it by the provisions of the Certificate of Incorporation of the Corporation.

     The Board of Directors of the Corporation unanimously adopted the following resolutions, effective as of December 21, 2000, with respect to up to Two Million Eight Hundred Seventy-Three Thousand Five Hundred Sixty-Three (2,873,563) shares of Series D Convertible Preferred Stock, par value $0.001 per share, of the Corporation:

     RESOLVED:

     There is hereby created a series of Two Million Eight Hundred Seventy-Three Thousand Five Hundred Sixty-Three (2,873,563) shares of preferred stock designated "Series D Preferred Stock", having the following powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof in addition to those specified in this Certificate of Incorporation.

     (1)  Voting Rights. Except as otherwise required by applicable law or as
          -------------
set forth herein, the holders of Series D Preferred Stock shall have the number of votes equal to the number of shares of Common Stock into which their Series D Preferred Stock is convertible, as adjusted pursuant to subparagraph (4) hereof, and shall be entitled to vote on all maters on which the holders of Common Stock are entitled to vote. Except as may be otherwise provided herein or by law, the Series D Preferred Stock shall vote together with all other classes and series of stock of the Corporation on all actions to be taken by the stockholders of the corporation.

     The Corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of the then outstanding shares of Series D Preferred Stock: (i) increase or decrease the total number of authorized shares of Preferred Stock; (ii) create or issue any security of the Corporation other than shares referred to in Paragraph 4(c)(i)(4)(A), (B), (C),
(D), (E) and (F); (iii) redeem, purchase or otherwise acquire (or pay into or set aside in a sinking fund for such purpose) any shares of capital stock of the Corporation or declare or pay any dividend with respect to shares of capital stock of the Corporation; provided, however, that this restriction shall not apply to the repurchase of shares of capital stock of the Corporation from employees, officers, directors or consultants, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares; (iv) effect any liquidation, dissolution, merger, reorganization or sale of all or substantially all of the assets of the Corporation, or any consolidation or merger involving the Corporation, or any transaction in which control of the Corporation is transferred; (v) amend, restate or otherwise modify the Corporation's Certificate of Incorporation or Bylaws so as to affect the rights of the Series D Preferred Stock; or (vi) offer for sale any shares of stock of a subsidiary of the Corporation to a third party.

     (2)  Dividends. The holders of Series D Preferred Stock shall be entitled
          ---------
to receive dividends at the rate of eight percent (8%) per annum of the original purchase price per share of the Series D Preferred Stock (the "Series D Dividend"), payable in cash and out of funds legally available therefor. The holders of Series D Preferred Stock shall also be entitled to participate pro rata, on an as converted basis, in dividends paid on the Common Stock. Such dividends shall be payable only when, as and if declared by the Board of Directors of the Corporation and shall be noncumulative.

     No dividend shall be paid on the Common Stock in any year unless the Series D Dividend has been paid. No dividend shall be paid on the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock or any other series or class of capital stock in any year unless the Series D Dividend has been paid.

     (3)  Liquidation Preference. The holders of Series D Preferred Stock shall
          ----------------------
have the following rights upon liquidation:

          (a) In the event of a liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary (a "Liquidating Event"), the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders (whether from capital or surplus), and prior to any payment to the holders of the Common Stock and any series of preferred stock having liquidation preferences junior to the Series D Preferred Stock, including, without limitation, the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, an amount equal to $5.22 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such share) plus all accrued and unpaid dividends on such shares, if any (the "Series D Liquidation Preference"). If, upon any such Liquidating Event, the net assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series D Preferred Stock, the holders of all shares of Series D Preferred Stock shall participate ratably in the distribution of such assets. The holders of the Series D Preferred Stock shall not be entitled to receive the Series D Liquidation Preference if the holders of the Series D Preferred Stock convert their shares of Series D Preferred Stock to Common Stock in accordance with Paragraph 4 below.

          (b) Any assets of the Corporation remaining after the payments specified in subparagraph (a) above shall be distributed to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, in an amount equal to the liquidation preference for each such series (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such share) plus all accrued and unpaid dividends on such shares, if any. Each of the liquidation preference distributions set forth herein shall be pro rata to each such holder within each of the series.

          (c) Any assets of the Corporation remaining after the payments specified in subparagraphs (a) and (b) above shall be distributed pro rata to the holders of the Common Stock and the Series D Preferred Stock, with the holders of the Series D Preferred Stock being considered the holders of the number of shares of Common Stock that such holders would be entitled to receive if such shares of Series D Preferred Stock held by such holders were converted to Common Stock as set forth in Paragraph 4 below.

          (d) Notwithstanding the provisions of subparagraph (c) above, if the amount to be distributed to the holders of Series D Preferred Stock upon a Liquidating Event, assuming full exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock, would equal or exceed $20.88 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), then the holders of Series D Preferred Stock shall not be entitled to participate with the Common Stock in the payments specified in subparagraph (c) above and shall instead receive only their Series D Liquidation Preference.

          (e) A consolidation or merger of the Corporation with or into any other corporation or corporations or other entity, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of shall be deemed to be a Liquidating Event within the meaning of this Paragraph 3, unless waived by the holders of a majority of the Series D Preferred Stock then outstanding or unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast at least a majority of the votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote.

          (f) For purposes of this Paragraph 3, if any assets distributed to stockholders upon liquidation of the Corporation consist of property other than cash, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation.

     (4)  Conversion.
          ----------

          (a)  Right to Convert. Each share of Series D Preferred Stock shall be
               ----------------
convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.22 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting the shares of Series D Preferred Stock) by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" for each of the Series D Preferred Stock shall initially be $5.22 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting the shares of Series D Preferred Stock). Such initial Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in 4(b) below.

          (b)  Mechanics of Conversion. Before any holder of Series D Preferred
               -----------------------
Stock shall be entitled to convert the same into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the Corporation or any transfer agent of the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert the same, such notice to state the name or names in which certificates for Common Stock will be issued and the addresses to which such certificates should be sent. No fractional shares of Common Stock shall be issued upon conversion of Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to a third party such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a check payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Common Stock and any declared but unpaid dividends, and if less than all the shares of the Series D Preferred Stock represented by such certificates are converted, a certificate representing the shares of Series D Preferred Stock not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder surrendering Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock or other property issuable upon such conversion of the Series D Preferred Stock shall not be deemed to have converted into such Series D Preferred Stock until immediately prior to the closing of such sale of securities. Notice of such conversion in connection with an underwritten offering of securities shall be given by the corporation by mail, postage pre-paid, to the holders of the Series D Preferred Stock at their addresses shown in the Corporation's records, at least ten (10) days prior to the closing date of the sale of such securities. On or after the closing date as specified in such notice, each holder of Series D Preferred Stock shall surrender such holder's certificate or certificates representing such Series D Preferred Stock for the number of shares of Common Stock to which such holder is entitled at the office of the Corporation or any transfer agent for the Common Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common and any declared but unpaid dividends. The conversion shall be deemed to have occurred as of the close of business on the actual closing date with respect to the sale of such securities, and, notwithstanding that any certificate representing the Series D Preferred Stock to be converted shall not have been surrendered, each holder of such Series D Preferred Stock shall thereafter be treated for all purposes as the record holder of the number of shares of Common

Stock issuable to such holder upon such conversion.

     (c)  Adjustments to Conversion Price for Diluting Issues.
          ---------------------------------------------------

          (i)  Special Definitions. For purposes of this Paragraph 4, the
               -------------------
following definitions shall apply:

               (1)  `Options' shall mean rights, options or warrants to
                    ---------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (2)  `Original Issue Date' shall mean the date on which the first
                    ---------------------
share of Series D Preferred Stock was first issued.

               (3)  `Convertible Securities' shall mean any evidences of
                    ------------------------
indebtedness, shares, warrants or other securities convertible into or exchangeable for Common Stock or securities convertible into or exchangeable for Common Stock.

               (4)  `Additional Shares of Common Stock' shall mean all shares of
                    -----------------------------------
Common Stock issued (or, pursuant to clause (iii) below), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable at any time:

                    (A) upon conversion of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock;

                    (B) to employees or directors of, or consultants to, the Corporation pursuant to a stock grant, stock option plan or stock purchase plan or other stock agreement or arrangement approved by the Board of Directors in an aggregate amount of not more than 2,300,000 shares, appropriately adjusted for any stock split, stock dividend or other recapitalization; provided that any shares repurchased by the Corporation from employees, directors and consultants pursuant to the terms of stock repurchase agreements approved by the Board of Directors shall not, unless reissued, be counted as issued for purposes of this calculation;

                    (C) as a dividend or distribution to all holders of Common Stock and Series D Preferred Stock authorized herein or a dividend or distribution on the Series D Preferred Stock;

                    (D) pursuant to clause (vi), (vii) or (viii) of this Paragraph 4(c);

                    (E) upon conversion or exercise of Convertible Securities outstanding as of the Original Issue Date; and

                    (F) pursuant to the exchange, conversion or exercise of any Options or Convertible Securities that have been previously incorporated into computations hereunder on the date when such Options or convertible Securities were issued.

          (ii)   No Adjustment of Conversion Price. No adjustment in the
                 ---------------------------------
Conversion Price of a particular share of Series D Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series D Preferred Stock.

          (iii)  Deemed Issue of Additional Shares of Common Stock; Options and
                 --------------------------------------------------------------
Convertible Securities. In the event the Corporation at any time or from time to
----------------------
time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to clause (v) below) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                 (1) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                 (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the amount of consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                 (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (A)  in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                         (B)  in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, and the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to such Options were actually exercised;

                    (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                    (5) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

               (iv) Adjustment of Conversion Price Upon Issuance of Additional
                    ----------------------------------------------------------
Shares of Common Stock. In the event the Corporation shall issue Additional
----------------------
Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to clause (iii) above) without consideration or for a consideration per share less than the Conversion Price for a share of Series D Preferred Stock in effect on the date of, and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock outstanding immediately prior to such issuance and all Convertible Securities outstanding immediately prior to such issuance had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

               (v)  Determination of Consideration. For purposes of this
                    ------------------------------
Paragraph 5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1)  Cash and Property: Such consideration shall:
                         -----------------

                         (A)  insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Corporation (before commission or expenses) excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                         (C)  in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, at the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

                    (2)  Options and Convertible Securities: The consideration
                         ----------------------------------
per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to clause (iii) above shall be determined by dividing

          (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained thereof for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

          (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi)   Adjustments for Subdivisions, Common Dividends,
                      -----------------------------------------------
Combinations or Consolidations of Common. In the event the outstanding shares of
----------------------------------------
Common shall be subdivided or increased, by stock split or stock dividend, into a greater number of shares of Common, the Series D Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the outstanding shares of Common shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common, the Series D Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (vii)  Adjustments for Reclassification, Exchange and
                      ----------------------------------------------
Substitution. If the Common Stock issuable upon conversion of the Series D
------------
Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series D Preferred Stock immediately before that change.

               (viii) Adjustments for Merger, Sale, Lease or Conveyance. In case
                      -------------------------------------------------
of any consolidation with or merger of the Corporation with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity, of the assets of the Corporation as an entirety or substantially as an entirety, the Series D Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of the Series D Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series D Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series D Preferred Stock.

          (d)  Mandatory Conversion. All outstanding shares of Series D
               --------------------
Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.22 by the Series D Conversion Price (as defined above) in effect at the time of conversion upon the occurrence of the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common (i) yielding gross proceeds to the Corporation (before deducting underwriting discounts) of at least $25,000,000 and (ii) at a pre-money valuation of $150,000,000 (a "Qualified Public Offering"). All holders of record of shares of Series D Preferred Stock will be given at least fifteen (15) days' prior written notice of the date fixed and place designated for mandatory conversion of the Series D Preferred Stock and the event which resulted in the mandatory conversion of the Series D Preferred Stock into Common Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of the Series D Preferred Stock at such holder's address as shown in the records of the Corporation. On or before the date so fixed for conversion, each holder of shares of the Series D Preferred Stock shall surrender such holder's certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of Series D Preferred Stock into Common Stock set forth elsewhere in this Certificate of Incorporation shall apply to the mandatory conversion of the Series D Preferred Stock.

         (e)  Certificate as to Adjustments. Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Paragraph 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment in accordance with the terms hereof and showing the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of Series D Preferred Stock.

          (f)  Notices of Record Date. In the event that the Corporation shall
               ----------------------
propose at any time:

               (i) to declare any dividend or distribution (other than by purchase of Common Stock by employees, officers and directors pursuant to the termination of such persons or pursuant to the Corporation's exercise of rights of first refusal with respect to Common Stock held by such persons) upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series D Preferred Stock:

                    (1) at least fifteen (15) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto and the amount and character of any such dividend, distribution or subscription right) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                    (2)  in the case of the matters referred to in (iii) and
(iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event and the amount and character of such securities and property).

                    Each such written notice shall be given by first class mail, postage prepaid, or by reputable overnight courier, addressed to the holders of Series D Preferred Stock at the address for each such holder as shown in the records of the Corporation.

          (g)  No Impairment. The Corporation will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and will at all times in good faith assist in carrying out all the provisions of this paragraph 4(g) and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

          (h)  Reservation of Common Stock. The Corporation shall, at all times
               ---------------------------
when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock. Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock or which would cause the effective purchase price for the Series D Preferred Stock to be less than the par value of the shares of Series D Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price or effective purchase price, as the case may be.

          (i)  Cancellation of Series D Preferred Stock. All shares of the
               ----------------------------------------
Series D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any declared but unpaid dividends thereon. Any shares of the Series D Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series D Preferred Stock accordingly.

     (5)  Redemption.
          ----------

          (a) Upon the receipt by the Corporation, at any time on or after December 22, 2005, of written notice (the "Redemption Notice") delivered to the Corporation by the holders of at least forty percent (40%) of the issued and outstanding shares of the Series D Preferred Stock of their election to cause a redemption of the Series D Preferred Stock (the "Electing Holders"), and assuming that neither a Qualified IPO or Liquidity Event has been effected prior to such date (upon the occurrence of which all redemption rights shall terminate), the Corporation shall redeem, from funds legally available therefor, all of the then outstanding shares of Series D Preferred Stock held by such Electing Holders by paying in cash to the holders thereof in respect of each share the Redemption Price (defined below), in three (3) equal installments over three (3) years (at an interest rate of 8% per annum from the date of the initial payment as provided herein until paid), with the initial payment due within one hundred twenty (120) days after receipt of such Redemption Notice.

          (b)  Redemption Price. The price payable for each redeemed share of
               ----------------
Series D Preferred Stock (the "Redemption Price") shall be equal to $5.22 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such share), plus any accrued but unpaid dividends.

          (c)  Surrender of Certificates. On or before the date of a scheduled
               -------------------------
redemption, each holder of shares required to be redeemed shall surrender the certificate representing such shares to the Corporation and shall receive payment of the Redemption Price in cash (subject to the payment provisions set forth in (b) above). If less than all the shares represented by a surrendered certificate are redeemed, the Corporation shall issue a new certificate representing the unredeemed shares.

          (d)  Rights of Holder of Series D Preferred Stock After the Redemption
               -----------------------------------------------------------------
Date. From and after the applicable Redemption Date, unless there shall have
----
been a default in payment of the Redemption Price, all rights of the holders of shares of Series D Preferred Stock surrendered for redemption as holders of Series D Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series D Preferred Stock are insufficient to redeem the total number of shares of Series D Preferred Stock requested to be redeemed on any date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series D Preferred Stock. The shares of Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem, but which it has not redeemed.

     (6)  Preemptive Rights. Except as otherwise agreed in writing between the
          -----------------
holders of Series D Preferred Stock and the Corporation, the holders of Series D Preferred Stock shall not be entitled on account of holding such shares to preemptive rights or other rights to acquire or subscribe for additional shares or securities of the Corporation authorized to be issued.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed on its behalf by its President and attested by its Secretary, as of this 22/nd/ day of December, 2000, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts stated herein are true.


                                        LIPOMED, INC.

[CORPORATE SEAL]
                                        By:  /s/ Richard A. Franco
                                             ----------------------------
                                             Richard A. Franco
                                             President


ATTEST:


By:  /s/ Fred D. Hutchison
     --------------------------
Fred D. Hutchison
Assistant Secretary

                             CERTIFICATE OF INCREASE
                                       OF
                                  LIPOMED, INC.

     LIPOMED, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify as follows:

     By written consent in lieu of meeting of the Board of Directors of the Corporation, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the following resolution was deemed advisable and duly adopted as of January 17, 2001, pursuant to Section 151 of the General Corporation Law of the State of Delaware, to increase the number of authorized shares of the Preferred Stock of the Corporation designated as Series D Convertible Preferred Stock in the Certificate of Designation of Preferred Stock of the Corporation filed at the Office of the Secretary of State of the State of Delaware on December 22, 2000 (the "Certificate of Designation") to a total of Three Million Five Hundred Forty-Four Thousand Sixty Two (3,544,062) shares:

RESOLVED, that the total number of shares of the authorized Preferred Stock of the Corporation designated as Series D Convertible Preferred Stock be increased from Two Million Eight Hundred Seventy-Three Thousand Five Hundred Sixty-Three (2,873,563) shares to a total of Three Million Five Hundred Forty-Four Thousand Sixty-Two (3,544,062) shares, all such shares of Series D Convertible Preferred Stock having the same powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof in addition to those specified in the Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Increase to be executed on its behalf by its President and attested by its Secretary, as of this 22/nd/ day of January, 2001, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts stated herein are true.


                                       LIPOMED, INC.

[CORPORATE SEAL]
                                       By:    /s/ Richard A. Franco
                                            ---------------------------------
                                            Richard A. Franco, President

ATTEST:


   /s/ Fred D. Hutchison
-----------------------------------
Fred D. Hutchison, Assistant Secretary

                                AMENDMENT TO THE
                  CERTIFICATE OF DESIGNATION OF PREFERRED STOCK
                                OF LIPOMED, INC.

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation hereby submits the following Amendment to Certificate of Designation for the purpose of amending its Certificate of
Designation:

1.   The name of the corporation is LipoMed, Inc.

2. The Certificate of Designation filed December 22, 2000, is hereby amended as follows:

          (a) Paragraph (B) of Subsection 4(c)(i)(4) of the Certificate of Designation of the Series D Convertible Preferred Stock is hereby deleted in its entirety and the following paragraph (B) of Subsection 4(c)(i)(4) is substituted in lieu thereof:

     "(B) to employees or directors of, or consultants to, the Corporation pursuant to a stock grant, stock option plan or stock purchase plan or other stock agreement or arrangement approved by the Board of Directors in an aggregate amount of not more than 3,650,000 shares, appropriately adjusted for any stock split, stock dividend or other recapitalization; provided that any shares repurchased by the Corporation from employees, directors and consultants pursuant to the terms of stock repurchase agreements approved by the Board of Directors shall not, unless reissued, be counted as issued for purposes of this calculation;"

          (b) The following new paragraph (G) is hereby added to Subsection 4(c)(i)(4) of the Certificate of Designation of the Series D Convertible Preferred Stock and the preceding two paragraphs are hereby modified to provide for the addition of such new paragraph (G):

     "(F) pursuant to the issuance to the holders of Series D Convertible Stock of the Corporation of warrants to purchase an aggregate of up to 120,000 shares of Common Stock, appropriately adjusted for any stock split, stock dividend or other recapitalization and the issuance of shares of Common Stock of the Corporation upon the exercise of such warrants."

     3. The foregoing amendments as certified herein have been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Corporation


     Executed this the 31/st/ of July, 2001


                                       LIPOMED, INC.


                                       By:   /s/ Richard A. Franco
                                           ----------------------------------
                                           Richard A. Franco, President

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  LIPOMED, INC.

                             Pursuant to Section 242
                           Of the General Corporation
                          Law of the State of Delaware

     LIPOMED, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1.   The name of the Corporation is LIPOMED, INC.

     2. Upon the filing of this Certificate of Amendment, each share of the Common Stock, par value $0.001 per share, of the Corporation (the "Common Stock"), shall be converted into 1.5 shares of Common Stock such that each share of the Corporation's issued and outstanding Common Stock is hereby converted. No fractional interests shall be issued, but instead all fractional shares of Common Stock resulting from such conversion shall be rounded to the next highest integer.

     3. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of Article 4 in its entirety and substituting the following in lieu thereof:

          "4. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Eight Million (28,000,000) shares, of which Eighteen Million (18,000,000) shares shall be Common Stock, $0.001 par value per share (the "Common Stock"), and Ten Million (10,000,000) shares shall be Preferred Stock, $0.001 par value per share (the "Preferred Stock")."

     4. The foregoing amendment as certified herein has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     Executed this the 22/nd/ day of August, 2001.


                                           LIPOMED, INC.
[CORPORATE SEAL]

                                           By:    /s/ Richard A. Franco
                                                ------------------------------
                                                  Richard A. Franco
                                                  President

                            CERTIFICATE OF CORRECTION

        TO CORRECT CERTAIN ERRORS IN THE CERTIFICATE OF INCORPORATION OF
         LIPOMED, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF
                                   DELAWARE ON
                                  JUNE 15, 2000

LipoMed, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1.   The name of the corporation is LipoMed, Inc.

     2. The Certificate of Incorporation of LipoMed, Inc. filed by the Secretary of State of Delaware on June 15, 2000 (the "Certificate of Incorporation"), requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracies or defects of the Certificate of Incorporation to be corrected pertain to the conversion rights of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock designated in Sections B(4)(a) and B(4)(d) of Article 4 of the Certificate of Incorporation.

     4. The first paragraph of Section B(4)(a) of Article 4 of the Certificate of Incorporation is hereby corrected to read as follows:

     "(a) Right to Convert. Each share of Series A Preferred Stock, Series B
          ----------------
     Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the consideration paid to the Corporation or its predecessor for such share by the then effective applicable conversion price of such share (for each such series, the "Conversion Price").

     5. The first paragraph of Section B(4)(d) of Article 4 of the Certificate of Incorporation is hereby corrected to read as follows:

     "(d) Mandatory Conversion. Each share of Series A Preferred Stock, Series B
          --------------------
     Preferred Stock and Series C Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the consideration paid to the Corporation or its predecessor for such share by the Conversion Price (as defined above) for such share in effect at the time of conversion upon the occurrence of the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation to the public."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed on its behalf by Fred D. Hutchison, its Assistant Secretary, this 30/th/ day of August, 2001.

                                              /s/ Fred D. Hutchison
                                              -------------------------
                                              Fred D. Hutchison
                                              Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  LIPOMED, INC.


     LipoMed, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By written consent in lieu of a meeting of the Board of Directors of the Corporation, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The holders of a majority of the issued and outstanding shares of capital stock of the Corporation duly approved said proposed amendment by written consent in lieu of a meeting in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

          RESOLVED: That Article 1 of the Certificate of Incorporation of the Corporation be and hereby is deleted and the following Article 1 is inserted in lieu thereof:

          1.  The name of the corporation shall be LipoScience, Inc.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Secretary this 24/th/ day of January, 2002.


                                      LIPOMED, INC.


                                      By:  /s/  James D. Otvos
                                           ---------------------------------
                                           James D. Otvos, Secretary